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Exhibit 5.1

                                                     December 19, 1996

Integrated Technology USA, Inc.
545 Cedar Lane
Teaneck, NJ 07666

                  Re:      Registration Statement on Form SB-2
                           Relating to 199,174 Shares of Common Stock

Gentlemen:

                  You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement"), relating to up to 199,174 shares of Common Stock, par value $.01 per share, of Integrated Technology USA, Inc. (the "Company") that may from time to time be sold by the holders thereof (the "Selling Security Holders"). These shares include (i)124,173 authorized and unissued shares of Common Stock that may hereafter be acquired by Selling Security Holders pursuant to certain outstanding warrants (such shares being referred to as the "Underlying Shares") and (ii)75,001 currently outstanding shares (such shares being referred to as the "Outstanding Shares").

                  We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company, the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

                  Based upon and subject to the foregoing, we are of the opinion that the Outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, and the Underlying Shares will, when issued and paid for in accordance with the terms of the applicable warrant, be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required


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under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     Ehrenreich & Krause